EXHIBIT 3

AMENDMENT NO. 3 TO
AMENDED AND RESTATED RIGHTS AGREEMENT

            THIS AMENDMENT NO. 3 TO AMENDED AND RESTATED RIGHTS AGREEMENT (this "Amendment"), is dated as of September 26, 2001, between Georgia-Pacific Corporation, a Georgia corporation (the "Company"), and First Chicago Trust Company of New York, a New York corporation, as Rights Agent (the "Rights Agent").

WITNESSETH:

            WHEREAS, the Company and the Rights Agent are parties to an Amended and Restated Rights Agreement, dated as of December 16, 1997 (the "Amended Rights Agreement");

            WHEREAS, the Company and the Rights Agent are parties to Amendment No. 1 to the Amended Rights Agreement, dated as of November 8, 1999 ("Amendment No. 1");

            WHEREAS, the Company and the Rights Agent are parties to Amendment No. 2 to the Amended Rights Agreement, dated as of July 18, 2000 ("Amendment No. 2");

            WHEREAS, Amendment No. 1 provided, among other matters, that Section 23 of the Amended Rights Agreement be amended by adding new sub-paragraphs (c) and (d) to the end thereof;

            WHEREAS, Amendment No. 2 provided, among other matters, that Section 23 of the Amended Rights Agreement, as amended by Amendment No. 1, be amended by adding a new sub-paragraph to the end thereof;

            WHEREAS, Amendment No. 2 contained a typographical error with respect to the sub-paragraph reference that was added to the end of Section 23 of the Amended Rights Agreement, as amended by Amendment No. 1;

            WHEREAS, the Amended Rights Agreement as amended by Amendment No. 1 and Amendment No. 2 is hereinafter referred to as the "Rights Agreement"; and

            WHEREAS, pursuant to Section 26 of the Rights Agreement, the Board of Directors of the Company previously determined that an amendment to the Rights Agreement as set forth herein was necessary and desirable to reflect the foregoing and certain other matters, and the Company and the Rights Agent desire to evidence such amendment in writing.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties, intending to be legally bound, hereby agree as follows:

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1.	Amendment of Section 23. Section 23 of the Rights Agreement is amended by re-numbering the provision numbered Section 23(c) in Amendment No. 2 to Section 23(e) as set forth herein:

(e)	Notwithstanding any of the provisions of this Agreement or the Rights to the contrary, the right to exercise each Timber Right shall terminate on the Redemption Date (as such term is defined in the Plum Creek Merger Agreement) and each such Timber Right will thereafter be null and void.

2.	Effectiveness. This Amendment shall be deemed effective as of September 26,
2001 as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

3.	Miscellaneous.

(a)	This Amendment shall be deemed to be a contract made under the laws of the State of Georgia and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

(b)	This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

(c)	If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

GEORGIA PACIFIC CORPORATION

Attest:

/s/ Joanna B. Bossin Name: Joanna B. Bossin Title: Assistant Secretary	By:/s/ Kenneth F. Khoury Name: Kenneth F. Khoury Title: Vice President, Deputy General Counsel and Secretary

FIRST CHICAGO TRUST COMPANY OF NEW YORK
Attest:

/s/ John F. Burns Name: John F. Burns Title: Vice President	By:/s/ Tom Tighe Name: Thomas F. Tighe Title: Vice President

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